SECTION 906 CERTIFICATIONS
The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2020 (the “Report”) of PartnerRe Ltd. (the “Company”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Jacques Bonneau, the Chief Executive Officer, and Nicolas Burnet, the Chief Financial Officer, each certifies that, to the best of his knowledge:
1.    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 25, 2021

By:	/S/ JACQUES BONNEAU
Name:	Jacques Bonneau
Title:	President & Chief Executive Officer

By:	/S/ NICOLAS BURNET
Name:	Nicolas Burnet
Title:	Executive Vice President & Chief Financial Officer